UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2009

PremierWest Bancorp
(Exact Name of Registrant as Specified in its Charter)

Oregon	000-50332	93 - 1282171
(State or Other Jurisdiction of	(Commission File	(IRS Employer
Incorporation or Organization)	Number)	Identification No.)

503 Airport Road
Medford, Oregon 97504
(Address of Principal Executive Office)(Zip Code)

541-618-6003
Registrant's Telephone Number, Including Area Code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 19, 2009, PremierWest Bancorp entered into a Purchase and Assumption Agreement with Wachovia Bank, N.A., pursuant to which PremierWest Bank has agreed to purchase certain assets and assume deposit liabilities of two Wachovia Bank, N.A. branches - in Davis and Grass Valley, California. As of December 31, 2008, the deposit liabilities at the branches were approximately $499 million and loan assets were approximately $1 million. The transaction is subject to bank regulatory approval and customary closing conditions and is expected to be completed during the second quarter of 2009.

Item 7.01  Regulation FD Disclosure

On February 19, 2009, PremierWest Bancorp issued a press release announcing the execution of the Purchase and Assumption Agreement with Wachovia Bank, N.A. The press release is attached as Exhibit 99.1.

On February 19, 2009, PremierWest Bancorp made investor presentations to shareholders and analysts. The investor presentations are attached as Exhibits 99.2 and 99.3.

FORWARD-LOOKING STATEMENTS

This Form 8-K includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. In this Form 8-K we make forward-looking statements about the closing of a branch purchase and assumption transaction. Specific risks that could cause results to differ from the forward-looking statements are our ability to receive regulatory approval and satisfaction of closing conditions.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
99.1 Press Release
99.2 Investor Presentation
99.3 Investor Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERWEST BANCORP
(Registrant)

Date: February 19, 2009	By:	/s/ Tom Anderson
Tom Anderson
Executive Vice President and
Chief Administrative Officer